UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2023

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600,	Katy,	Texas	77494
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (281) 258-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin Hough as Interim Executive Vice President, Chief Financial Officer and Chief Accounting Officer

On October 18, 2023, Kevin Hough was appointed, effective October 20, 2023, to serve as interim Executive Vice President, Chief Financial Officer and Chief Accounting Officer of U.S. Silica Holdings, Inc. (the “Company” or “U.S. Silica”) succeeding Donald A. Merril, who was terminated without cause effective as of October 20, 2023. In connection with Mr. Merril’s termination, it is expected that the Company and Mr. Merril will enter into a separation agreement, the material terms of which have not been finalized as of the date of this Current Report on Form 8-K. Mr. Merril’s termination is not as a result of any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments.

Mr. Hough, age 59, has served as the Company’s Vice President and Corporate Controller since 2016. He previously served as the Company’s Corporate Controller from 2011, when he joined the Company, to 2016. Mr. Hough holds a Bachelor of Science in Accounting from Le Moyne College.

Mr. Hough had previously informed the Company of his intention to retire in 2024 and the Company will be conducting a search for a permanent chief financial officer.

In connection with his appointment, Mr. Hough will be entitled to the following compensation, subject to the discretion of the Compensation Committee (the “Committee”) of the Board of Directors of the Company to adjust such amounts from time to time: (i) an annual base salary of $440,000 per year and (ii) a target value under the Company’s Annual Bonus Incentive Program (“ABIP”) of $375,000 per year, which amount will be prorated for 2023, with the payout of any such ABIP award to be determined by the Committee in accordance with the performance criteria established by the Committee from time to time. Mr. Hough will also receive a sign-on time-based cash award of $350,000 which shall vest on May 1, 2024. In addition, Mr. Hough will continue to participate in the Company’s Long-Term Incentive Plan (“LTI”) with the target amount and allocation of any future LTI award to be in accordance with the practices approved by the Committee from time to time.

Mr. Hough will be entitled to participate in U.S. Silica’s Amended and Restated Change in Control Severance Plan, as amended and restated April 29, 2020, as may be further amended from time to time (the “CIC Plan”), which is described under the heading “Potential Payments Upon Employment Termination or Change in Control – CIC Plan” in U.S. Silica’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 28, 2023, on the same basis as other executive officers. A copy of the CIC Plan was included as Exhibit 10.2 to U.S. Silica’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2020.

In addition, Mr. Hough will enter into U.S. Silica’s standard indemnification agreement for executive officers. A copy of the form of Indemnification Agreement was included as Exhibit 10.20 to U.S. Silica’s Registration Statement on Form S-1 filed with the SEC on December 29, 2011.

There are no arrangements or understandings between Mr. Hough and any other persons pursuant to which Mr. Hough was appointed as interim Executive Vice President, Chief Financial Officer and Chief Accounting Officer. There are no relationships between Mr. Hough and U.S. Silica or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On October 20, 2023, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1.

The information set forth in this Item 7.01 of this Current Report on Form 8-K and the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits.

99.1	U.S. Silica Holdings, Inc. press release dated October 20, 2023 (furnished and not filed)

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2023

U.S. SILICA HOLDINGS, INC.

/s/ Stacy Russell
Stacy Russell
Executive Vice President, General Counsel & Corporate Secretary